AMENDMENT NO. 1 TO THE
SKYE BIOSCIENCE, INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
The following Amendment No. 1 (the “Amendment”) to the Skye Bioscience, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of Skye Bioscience, Inc. (the “Company”) on September 29, 2023 and approved by the Company’s stockholders on September 29, 2023. Capitalized terms used herein shall have the meanings ascribed in the Plan.
RECITALS
WHEREAS, pursuant to Section 3.01(a) of the Plan, the Board currently administers the Plan;
WHEREAS, pursuant to Section 11.15(a) of the Plan, the Board may amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan to increase the share authorized to be issued under the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth in this Amendment:
AMENDMENT
1.Amendment to Section 4.01. Section 4.01 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:
“(a) General. Subject to Section 4.01(b), the total number of shares authorized to be issued under the Plan shall equal 1,846,883. The foregoing share limit shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
(b) Automatic Increases. The aggregate number of shares of Common Stock reserved for awards under Section 4.01(a) will automatically increase on January 1 of each year commencing on January 1, 2024 and ending on (and including) January 1, 2032 in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for the year will be a lesser number of shares of Common Stock than provided herein.
(c) Incentive Stock Option Limitation. Subject to the adjustment in Section 11.07, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 1,846,883, provided that such number will automatically increase on January 1 of each year commencing on January 1, 2024 and ending on (and including) January 1, 2032 in an amount equal to 5% of the total number of shares of Common Stock outstanding on the Effective Date. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for the year will be a lesser number of shares of Common Stock than provided herein.”
2.Other Terms and Conditions. Except as modified pursuant to this Amendment, the Plan is ratified and confirmed in all respects .
[Signature page follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Skye Bioscience, Inc. on September 29, 2023.
Executed on this 29th day of September, 2023.
SKYE BIOSCIENCE, INC.

By:    /s/ Punit Dhillon
Name:    Punit Dhillon
Title:    Chief Executive Officer